UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 7, 2022

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Item 1.01. Entry into a Material Definitive Agreement Item

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

On September 5, 2022, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Registrant”), entered into an employment agreement with Kirko Kirkov to serve as the Registrants’ Chief Commercial Officer effective September 6, 2022.

In connection with the appointment of Mr. Kirkov as Chief Commercial Officer of the Registrant, Mr. Kirkov and the Registrant entered into a letter agreement (the “Employment Letter”). A copy of the Employment Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the summary of the material terms of the Employment Letter set forth in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit.

Pursuant to the terms of the Employment Letter, commencing on September 5, 2022, Mr. Kirkov became an at-will employee of the Registrant as its Chief Commercial Officer. Mr. Kirkov will fulfill his responsibilities as Chief Commercial Officer, and he will receive an annual base salary of $150,000, payable in accordance with the Registrant’s payroll practices. Pursuant to the Employment Letter, Mr. Kirkov agrees to not knowingly undertake or engage in any employment, occupation, or business enterprise that is, directly or indirectly, adverse to the interest of the Registrant.

Upon approval by the Board of Directors of Elite, Mr. Kirkov will be granted stock options to purchase 3,000,000 ELTP Shares. The options will vest over a three-year period, commencing one year from the date of issuance. The strike price will be equal to the closing price of the Company’s stock as traded on the OTC Bulletin Board (symbol ELTP) on the first day of employment.

In addition, pursuant to the Employment Letter, Mr. Kirkov is entitled to a guaranteed twenty percent (20%) bonus payable in cash upon achieving personal key performance indicators assigned by Mr. Kirkov and the CEO. Mr. Kirkov shall also be entitled to a Corporate Performance Bonus of thirty percent (30%) bonus payable in cash upon Company achieving its goals.

The Registrant and Mr. Kirkov also entered into the Registrant’s standard Employee Proprietary Information and Non-Solicitation Agreement that the Registrant requires its employees to execute in connection with their employment with the Registrant.

Mr. Kirkov joins Elite as an accomplished and multi-faceted leader with more than twenty years of in-depth business development skills across international pharmaceutical organizations. Before joining the Registrant, Mr. Kirkov served as General Manager of Vertice Pharma, a specialty generics pharmaceutical company, from February 2020 to present. From April 2008 to February 2020, Mr. Kirkov was employed by Sandoz and served in positions of increasing responsibilities beginning with Country Head & Managing Director of Bulgaria from 2008 to 2011. From 2011 to 2013, Mr. Kirkov served as Sandoz’s Business Unit Head, Branded Prescription Generics in Russia, and most recently, from January 2013 to February 2020, served as Sandoz’s Executive Director, Commercial Operations. Mr. Kirkov brings with him a broad range of experience in the areas of business development, operationalization of commercial strategy, and implementation of retail and wholesale channel sales operations, having overseen sales portfolios consisting of 400+ product families, and 1500+ SKUs covering both generic and branded products.

Mr. Kirkov has a Bachelor of Science in Mechanical Engineering / Engineering Management from the University of Ottawa, two Masters of Science degrees respectively in Naval Architecture and Ocean Systems Management from the Massachusetts Institute of Technology, a Masters of Science in Applied Positive Psychology and Coaching from the University of East London, and an MBA from the University of Durham.

Mr. Kirkov joins Elite in a newly created position to oversee the sale and marketing of commercial products not under license under Elite’s label.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 5, 2022, between Elite Pharmaceuticals, Inc. and Kirko Kirkov
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO